EXHIBIT 4.4

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT); (B) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT); OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON SHARES ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON SHARES ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

THE COMMON SHARES TO BE ISSUED UPON CONVERSION OF THIS SECURITY WILL NOT BE INITIALLY REGISTERED AND MAY OR MAY NOT LATER BECOME REGISTERED FOR RESALE UNDER THE SECURITIES ACT. THE COMMON SHARES ISSUED UPON CONVERSION OF THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR, IN THE OPINION OF COUNSEL TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 24, 2007.

Void after 5:00 p.m. (Toronto time) on the 23rd day of February, 2009.

Number of Compensation Warrants: ●	Compensation Warrant Certificate No. 2007-01-●

APOLLO GOLD CORPORATION

(A corporation existing under the laws of the Yukon Territory)

This is to certify that, for value received, ● (the "Holder"), shall have the right to purchase from APOLLO GOLD CORPORATION (the "Corporation"), at any time and from time to time up to 5:00 p.m. (Toronto time) on February 23, 2009 (the "Expiry Time"), one fully paid and non-assessable common share in the capital of the Corporation (a "Common Share") for each

Compensation Warrant (individually, a "Compensation Warrant") represented hereby at a price of US$0.50 per Common Share (the "Exercise Price"), upon and subject to the terms and conditions set forth herein.

1.    For the purposes of this Compensation Warrant Certificate, the term "Common Shares" means common shares without par value in the capital of the Corporation as constituted as of the date hereof, provided that in the event of a subdivision, redivision, reduction, combination or consolidation thereof or any other adjustment under section 8 herein, or successive such subdivisions, redivisions, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Compensation Warrant Certificate, "Common Shares" shall thereafter mean the shares, other securities or other property resulting from such subdivision, redivision, reduction, combination or consolidation or other adjustment.

2.    All Compensation Warrant Certificates shall be signed by an officer of the Corporation holding office at the time of signing, or any successor or replacement of such person and notwithstanding any change in any of the persons holding said offices between the time of actual signing and the delivery of the Compensation Warrant Certificate, the Compensation Warrant Certificate so signed shall be valid and binding upon the Corporation.

3.    All rights under any of the Compensation Warrants in respect of which the right of subscription and purchase therein provided for shall not theretofore have been exercised shall wholly cease and such Compensation Warrants shall be wholly void and of no valid or binding effect after the Expiry Time.

4.    The right to purchase Common Shares of the Corporation pursuant to the Compensation Warrants may only be exercised by the Holder at or before the Expiry Time by:

(a)	duly completing and executing a subscription substantially in the form attached as Schedule "A" (the "Subscription Form"), in the manner therein indicated; and

(b)
surrendering this Compensation Warrant Certificate and the duly completed and executed Subscription Form to the Corporation prior to the Expiry Time at its principal office, 5655 S. Yosemite Street, Suite 200, Greenwood Village, Colorado, 80111-3220, together with payment of the purchase price for the Common Shares subscribed for in the form of certified cheque or bank draft payable to the Corporation in an amount equal to the then applicable Exercise Price multiplied by the number of Common Shares subscribed for.

5.    Upon delivery and payment as set forth in section 4 herein, the Corporation shall cause to be issued to the Holder the number of Common Shares subscribed for by the Holder and the Holder shall become a shareholder of the Corporation in respect of such Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares. The Corporation shall cause such certificate or certificates to be mailed to the Holder at the address or addresses specified in the Subscription Form within five (5) business days of such delivery and payment as set forth in section 4 herein or, if so instructed by the Holder, held for pick-up by the Holder at the principal office of the Corporation. Notwithstanding any adjustment provided for in section 8 herein, the Corporation shall not be required upon the exercise of any Compensation Warrants to issue fractional Common Shares in satisfaction of its obligations hereunder and the Holder understands and agrees that it will not be entitled to any cash payment or other form of compensation in respect of a fractional Common Share that might otherwise have been issued; provided that any fractional Common Share of 0.5 or greater shall be rounded up to the next whole number and any fraction less than 0.5 shall be cancelled.

6.    The holding of a Compensation Warrant shall not constitute the Holder a shareholder of the Corporation nor entitle him to any right or interest in respect thereof except as herein expressly provided.

7.    The Corporation covenants and agrees that until the Expiry Time, while any of the Compensation Warrants shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to sections 8 and 9 herein. The Corporation further covenants and agrees that while any of the Compensation Warrants shall be outstanding, the Corporation shall (a) comply with the securities legislation applicable to it in order that the Corporation continue as a reporting issuer, or analogous entity, not in default of any requirements of such legislation; (b) use its commercially reasonable best efforts to do or cause to be done all things necessary to preserve and maintain its corporate existence; and (c) at its own expense expeditiously use its commercially reasonable best efforts to obtain the listing of such Common Shares (subject to issue or notice of issue) on each stock exchange or over-the-counter market on which the Corporation’s Common Shares may be listed from time to time. All Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

8.    (a)    For the purpose of this section 8, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor:

"Current Market Price" of the Common Shares at any date means the price per share equal to the weighted average price at which the Common Shares have traded on the American Stock Exchange (the "AMEX") or, if the Common Shares are not then listed on the AMEX, on the Toronto Stock Exchange or, if the Common Shares are not then listed on any stock exchange, in the over-the-counter market, during the period of any twenty consecutive trading days ending not more than five (5) business days before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said twenty consecutive trading days by the total number of Common Shares so sold; and provided further that if the Common Shares are not then listed on any Canadian stock exchange or traded in the over-the counter market, then the Current Market Price shall be determined by such firm of independent chartered accountants as may be selected by the directors of the Corporation;

"director" means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action "by the directors" means action by the directors of the Corporation as a board or, whenever empowered, action by the executive committee of such board; and

"trading day" with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

(b)
If and whenever at any time after the date hereof and prior to the Expiry Time the Corporation shall (i) subdivide or redivide its then outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate its then outstanding Common Shares into a lesser number of Common Shares or (iii) issue Common Shares (or securities exchangeable for or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of a stock dividend or other distribution (any of such events herein called a "Common Share Reorganization"), then the Exercise Price shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of Common Shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the Exercise Price in effect on such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be outstanding if such securities were exchanged for or converted into Common Shares.

(c)
If at any time after the date hereof and prior to the Expiry Time the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares, of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the "Rights Period"), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Current Market Price of the Common Shares on such record date (any of such events being herein called a "Rights Offering"), the Exercise Price shall be adjusted effective immediately after the record date for the Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the aggregate of

(A)	the number of Common Shares outstanding on the record date for the Rights Offering; and

(B)	the quotient determined by dividing

(I)
either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or, (b) the product of the exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

(II)	the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)
the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares for or into which such securities may be exchanged or converted).

If by the terms of the rights, options, or warrants referred to in this section 8(c), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this section 8(c) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this section 8(c), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

If the Holder has exercised this Compensation Warrant Certificate in accordance herewith during the period beginning after the record date for a Rights Offering and ending on the last day of the Rights Period thereunder, the Holder will, in addition to the Common Shares to which it is otherwise entitled upon such exercise, be entitled to that number of additional Common Shares equal to the difference, if any, between (x) the result obtained when the Exercise Price in effect immediately prior to the end of such Rights Offering pursuant to this subsection is multiplied by the number of Common Shares received upon the exercise of this Compensation Warrant Certificate during such period, and the resulting product is divided by the Exercise Price as adjusted for such Rights Offering pursuant to this subsection provided that the provisions of section 9 herein will be applicable to any fractional interest in a Common Share to which such Holder might otherwise be entitled and (y) the number of Common Shares received upon the exercise of this Compensation Warrant Certificate during such period. Such additional Common Shares will be deemed to have been issued to the Holder immediately following the end of the Rights Period and a certificate for such additional Common Shares will be delivered to such Holder within ten (10) business days following the end of the Rights Period.

(d)
If at any time after the date hereof and prior to the Expiry Time, the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the Common Shares of:

(i)	shares of the Corporation of any class other than Common Shares;

(ii)
rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share at the date of issue of such securities) of at least 95% of the Current Market Price of the Common Shares on such record date);

(iii)	evidences of indebtedness of the Corporation; or

(iv)	any property or assets of the Corporation (for greater certainty, excluding a cash dividend);

and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

(A)	the numerator of which shall be the difference between

(I)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, and

(II)
the fair value, as determined by the directors of the Corporation, to the holders of the Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

(B)	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this section 8(d) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares referred to in this section 8(d), the Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect if the fair market value had been determined on the basis of the number of Common Shares issued and remaining issuable immediately after such expiry, and shall be further readjusted in such manner upon the expiry of any further such right.

(e)
If and whenever at any time after the date hereof and prior to the Expiry Time there is a capital reorganization of the Corporation or a reclassification or other change in the Common Shares (other than a Common Share Reorganization) or a consolidation or merger or amalgamation of the Corporation with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other securities), or a transfer of all or substantially all of the Corporation's undertaking and assets to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a "Capital Reorganization"), after the effective date of the Capital Reorganization the Holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Compensation Warrants, in lieu of the number of Common Shares to which the Holder was theretofore entitled upon the exercise of the Compensation Warrants, the kind and aggregate number of Common Shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder has been the registered holder of the number of Common Shares to which the Holder was theretofore entitled to purchase or receive upon the exercise of the Compensation Warrants. If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Compensation Warrant Certificate with respect to the rights and interest thereafter of the Holder to the end that the provisions of this Compensation Warrant Certificate shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Compensation Warrant Certificate.

(f)
If and whenever at any time after the date hereof and prior to the Expiry Time, any of the events set out in sections 8(a), (b), (c), (d) or (e) herein shall occur and the occurrence of such event results in an adjustment of the Exercise Price pursuant to the provisions of this section 8, then the number of Common Shares purchasable pursuant to this Compensation Warrant shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(g)
If the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this section 8, in the opinion of the board of directors of the Corporation, acting in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Holder hereunder, then the Corporation shall, subject to the approval of the TSX and the AMEX (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable), execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

9.	The following rules and procedures shall be applicable to the adjustments made pursuant to section 8 herein:

(a)
any Common Shares owned or held by or for the account of the Corporation shall be deemed not be to outstanding except that, for the purposes of section 8 herein, any Common Shares owned by a pension plan or profit sharing plan for employees of the Corporation or any of its subsidiaries shall not be considered to be owned or held by or for the account of the Corporation;

(b)
no adjustment in the Exercise Price or the number of Common Shares purchasable pursuant to this Compensation Warrant shall be required unless a change of at least 1% of the prevailing Exercise Price or the number of Common Shares purchasable pursuant to this Compensation Warrant would result, provided, however, that any adjustment which, except for the provisions of this section 9(b), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(c)
the adjustments provided for in section 8 herein are cumulative and shall apply to successive subdivisions, consolidations, dividends, distributions and other events resulting in any adjustment under the provisions of such item;

(d)
in the absence of a resolution of the board of directors of the Corporation fixing a record date for any dividend or distribution referred to in section 8(b)(iii) herein, the Corporation shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is effected;

(e)
if the Corporation sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment to the Exercise Price will be required by reason of the setting of such record date;

(f)
as a condition precedent to the taking of any action which would require any adjustment to the Compensation Warrants evidenced hereby, including the Exercise Price, the Corporation must take any corporate action which may be necessary in order that the Corporation shall have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all of the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof;

(g)
forthwith, but no later than fourteen (14) days, after any adjustment to the Exercise Price or the number of Common Shares purchasable pursuant to the Compensation Warrants, the Corporation shall provide to the Holder a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring and the manner of computing or determining such adjustment;

(h)
any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustment pursuant to section 8 herein shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation's auditors) and shall be binding upon the Corporation and the Holder;

(i)	any adjustment to the Exercise Price under the terms of this Compensation Warrant Certificate shall be subject to the prior approval of the TSX and the

AMEX (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable); and

(j)
in case the Corporation, after the date of issue of this Compensation Warrant Certificate, takes any action affecting the Common Shares, other than an action described in section 8 herein, which in the opinion of the directors of the Corporation would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action by the directors of the Corporation but subject in all cases to any necessary regulatory approval, including approval of the TSX and the AMEX (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable). Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

10.     On the happening of each and every such event set out in section 8 herein, the applicable provisions of this Compensation Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

11.    The Corporation shall not be required to deliver certificates for Common Shares while the share transfer books of the Corporation are properly closed, having regard to the provisions of sections 8 and 9 herein, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Compensation Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period, delivery of certificates for Common Shares may be postponed for not more than five (5) business days after the date of the re-opening of said share transfer books; provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder so surrendering the same and making payment during such period to receive after the share transfer books shall have been re-opened such certificates for the Common Shares called for, as the same may be adjusted pursuant to sections 8 and 9 herein as a result of the completion of the event in respect of which the transfer books were closed.

12.    Subject as hereinafter provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any shareholder or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Compensation Warrants are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Compensation Warrants.

13.    The Holder may subscribe for and purchase any lesser number of Common Shares than the number of Common Shares expressed in any Compensation Warrant Certificate. In the case of any subscription for a lesser number of Common Shares than expressed in any Compensation Warrant Certificate, the Holder hereof shall be entitled to receive, at no cost to the Holder, a new Compensation Warrant Certificate in respect of the balance of Compensation Warrants not then exercised. Such new Compensation Warrant Certificate shall be mailed to the Holder by the Corporation or, at its direction, the transfer agent of the Corporation, contemporaneously with the mailing of the certificate or certificates representing the Common Shares issued pursuant to section 5 herein.

14.    If any Compensation Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion impose, acting reasonably, issue and sign a new Compensation Warrant Certificate of like denomination, tenor and date as the Compensation Warrant Certificate so stolen, lost, mutilated or destroyed for delivery to the Holder.

15.    The Holder may transfer the Compensation Warrants represented hereby by:

(a)	duly completing and executing the transfer form attached as Schedule "B" ("Transfer Form"); and

(b)
surrendering this Compensation Warrant Certificate and the completed Transfer Form, together with such other documents as the Corporation may reasonably request, to the Corporation at the address set forth on the Transfer Form or such other office as may be specified by the Corporation, in a written notice to the Holder, from time to time, provided that all such transfers shall be effected in accordance with all applicable securities laws, and provided that, after such transfer, the term "Holder" shall mean and include any transferee or assignee of the current or any future Holder. If only part of the Compensation Warrants evidenced hereby is transferred, the Corporation will deliver to the Holder and the transferee replacement Compensation Warrant Certificates substantially in the form of this Compensation Warrant Certificate.

16.    Neither the Compensation Warrants represented by this Compensation Warrant Certificate nor the Common Shares issuable upon exercise hereof have been or will be registered under the United States Securities Act of 1933, as amended (the "1933 Act") nor under the laws of any state of the United States. Subject to certain limited exceptions, (i) Compensation Warrants may not be exercised within the United States and (ii) no Common Shares issuable upon exercise of Compensation Warrants will be delivered to any address in the United States. The Holder acknowledges that a legend to that effect may be placed on any certificates representing the Common Shares issued on exercise of the rights represented by this Compensation Warrant Certificate. Terms used in this paragraph have the meanings given to them in Regulation S under the 1933 Act.

17.
(a)
The Holder acknowledges that the appropriate legend as follows will be placed upon certificates representing any Common Shares issued upon the exercise of the Compensation Warrants represented by this certificate prior to the date which is four months and one day after the date hereof:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 24, 2007."

(b)
The Holder understands that upon the original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. state laws and regulations, the certificates representing the Common Shares will bear a legend in substantially the following form:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT); (B) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT); OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE ISSUER SUCH

CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS, EXCEPT AS PERMITTED BY THE SECURITIES ACT."

provided, that if any of the Common Shares are being sold pursuant to Rule 144 of the 1933 Act, the legend may be removed by delivery to the Corporation’s transfer agent of an opinion of counsel satisfactory to the Corporation to the effect that such Underlying Securities are not "restricted securities" as defined in Rule 144 under the 1933 Act and the legend is no longer required under applicable requirements of the 1933 Act or state securities laws.

(c)
The Holder acknowledges that the certificates representing the Common Shares and all certificates issued in exchange or substitution thereof, will bear a legend in substantially the following form as long as the legend referred to in either subsection 17(a) or 17(b) remains on such certificate:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRADABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT 'GOOD DELIVERY' IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."

18.    The Corporation will maintain a register of holders of Compensation Warrants at its principal office. The Corporation may deem and treat the registered holder of any Compensation Warrant Certificate as the absolute owner of the Compensation Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. A Holder shall be entitled to the rights evidenced by such Compensation Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Holder of the Common Shares purchasable pursuant to such Compensation Warrant shall be a good discharge to the Corporation for the same and the

Corporation shall not be bound to inquire into the title of any such Holder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

19.    The Corporation shall notify the Holder forthwith of any change of the Corporation’s address.

20.    All notices to be sent hereunder shall be deemed to be validly given to the registered holders of the Compensation Warrants if delivered personally or if sent by registered letter through the post addressed to such holders at their post office addresses appearing in the register of Compensation Warrant holders caused to be maintained by the Corporation, and such notice shall be deemed to have been given, if delivered personally when so delivered, and if sent by post on the fifth business day next following the post thereof.

21.    If for any reason, other than the failure or default of the Holder, the Corporation is unable to issue and deliver the Common Shares or other securities as contemplated herein to the Holder upon the proper exercise by the Holder of the right to purchase any of the Common Shares purchasable upon exercise of the Compensation Warrants represented hereby, the Corporation may pay, at its option and in complete satisfaction of its obligations and the rights of the Holder hereunder, to the Holder, in cash, an amount equal to the difference between the Exercise Price and the Current Market Price of such Common Shares or other securities on the date of exercise by the Holder, and upon such payment the Corporation shall have no liability or other obligation to the Holder relating to or in respect of the Compensation Warrants or this Compensation Warrant Certificate.

22.    This Compensation Warrant Certificate shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable herein.

23.    All Compensation Warrants shall rank pari passu, whatever may be the actual date of issue of the same.

24.    This Compensation Warrant Certificate shall enure to the benefit of and shall be binding upon the Holder and the Corporation and their respective successors and assigns.

25.    All references herein to monetary amounts are references to lawful money of Canada, unless otherwise specified herein.

26.    Any notice, document or other communication required or permitted by this Compensation Compensation Warrant Certificate to be given by the Holder or the Corporation shall be in writing and is sufficiently given if delivered personally, or if delivered or if transmitted by any form of recorded telecommunication tested prior to transmission, to such person addressed as follows:

(a)	if to the Holder:

to the address on the face page hereof

(b)	if to the Corporation:

Apollo Gold Corporation
5655 S. Yosemite Street, Suite 200
Greenwood Village, Colorado, 80111-3220
Attention:Chief Financial Officer
Telephone No.: (720) 886-9656
Facsimile No.:  (720) 482-0957

Notice so delivered shall be deemed to have been given on the Business Day that it is received. Notices transmitted by a form of recorded telecommunication shall be deemed given on the day of transmission. The Holder or the Corporation may from time to time notify the other in the manner provided herein of any change of address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of such person for all purposes hereof.

IN WITNESS WHEREOF the Corporation has caused this Compensation Warrant Certificate to be signed by its duly authorized officer.

DATED as of the 23rd day of February, 2007.

APOLLO GOLD CORPORATION

Per:
Authorized Signatory

Schedule "A"

SUBSCRIPTION FORM

TO BE COMPLETED IF COMPENSATION WARRANTS ARE TO BE EXERCISED:

TO:	APOLLO GOLD CORPORATION
5655 S. Yosemite Street, Suite 200
Greenwood Village, Colorado, 80111-3220

The undersigned hereby subscribes for ______________________________ Common Shares of Apollo Gold Corporation according to the terms and conditions set forth in the annexed Compensation Warrant Certificate (or such number of other securities or property to which such Compensation Warrant Certificate entitles the undersigned to acquire under the terms and conditions set forth in such Compensation Warrant Certificate).

Address for Delivery of Common Shares:

Attention: ________________________________________

Exercise Price
Tendered (US$0.50 per Common Share)
or as adjusted)                $_________________________________________________

Dated at ____________________, this ___ day of _________________, 200__.

) ) ) ) ) ) ) )
Witness:		Holder's Name
Authorized Signature
Title (if applicable)
Signature guaranteed1:

1.    If the Common Shares are to be registered in a name other than the name of the registered Compensation Warrant Holder, the signature of the Compensation Warrant Holder must be medallion guaranteed by a bank, trust company or a member of a stock exchange in Canada.
A-1

Schedule "B"

COMPENSATION WARRANT TRANSFER FORM

FOR VALUE RECEIVED, subject to receipt of prior written approval of APOLLO GOLD CORPORATION (the "Company"), the undersigned (the "Transferor") hereby sells, assigns and transfers unto (name) __________________________________ (the "Transferee") of (residential address)

Compensation Warrants of the Company registered in the name of the undersigned represented by the within certificate, and irrevocably appoints the Company as the attorney of the undersigned to transfer the said securities on the register of transfers for the said Compensation Warrants, with full power of substitution.

NOTICE:
The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a bank, trust company or a member of a recognized stock exchange. The guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

DATED this ____ day of __________, 20___.

Signature Guaranteed	(Signature of transferring Compensation Warrantholder)

Name (please print)

Address

B-1

TRANSFEREE ACKNOWLEDGMENT

In connection with this transfer (check one):

☐
The undersigned transferee hereby certifies that (i) it was not offered the Compensation Warrants while in the United States and did not execute this certificate while within the United States; (ii) it is not acquiring any of the Compensation Warrants represented by this Compensation Warrant Certificate by or on behalf of any person within the United States; and (iii) it has in all other respects complied with the terms of Regulation S of United States Securities Act of 1933, as amended (the "1933 Act"), or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect.

☐
The undersigned transferee is delivering a written opinion of U.S. Counsel acceptable to the Company to the effect that this transfer of Compensation Warrants has been registered under the 1933 Act or is exempt from registration thereunder.

(Signature of Transferee)

Date	Name of Transferee (please print)

The Compensation Warrants and the common shares issuable upon exercise of the Compensation Warrants shall only be transferable in accordance with applicable laws. The Compensation Warrants may only be exercised in the manner required by the certificate representing the Compensation Warrants and the Compensation Warrant Exercise Form attached thereto. Any common shares acquired pursuant to this Compensation Warrant shall be subject to applicable hold periods and any certificate representing such common shares will bear restrictive legends.
B-2